SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                December 1, 2000
                                ----------------
                                 Date of Report
                        (Date of earliest event reported)

                             WORLD DIAGNOSTICS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    000-27627             65-0742342
-------------------------------  -------------------  -----------------------
(State or other jurisdiction of  (Commission          (IRS Employer
incorporation)                   File Number)         Identification No.)

               15271 N.W. 60th AVENUE, MIAMI LAKES, FLORIDA 33014
               --------------------------------------------------
              (Address of registrant's principal executive offices)

                                 (305) 827-3304
                                 --------------
              (Registrant's telephone number, including area code)

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Items 5. World Diagnostics Inc. - $500,000 Investment by Trefoil Tech Investors,
L.P.

On December 1, 2000 World Diagnostics Inc. (the "Company") closed a $500,000 private placement in the Company by Trefoil Tech Investors, L.P. The investment by Trefoil Tech, an affiliate of Columbine Ventures, consisted of 10 Units priced at $50,000 per Unit, each consisting of (i) 50,000 shares of the Company's Common Stock, (ii) 50,000 "A" Warrants to purchase Common Stock at $1.375 per share, and (iii) 50,000 "B" Warrants to purchase Common Stock at $1.625 per share. Under the subscription documents, the Company is required to file a registration statement for the Common Stock, the A Warrants and the B Warrants within 30 days of the closing. The A Warrants and the B Warrants are generally exercisable for five years, provided, however, that the A Warrants are redeemable by the Company, at $0.10 per Warrant, under certain circumstances if not otherwise exercised by the warrant holders.

     Exhibits.

       4.0  Subscription Agreement with Registration and Other Protective Rights

       4.1  Form of A Warrant to Purchase Common Shares

       4.2  Form of B Warrant to Purchase Common Shares

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WORLD DIAGNOSTICS, INC.

                                                     By: /s/ Ken Peters
                                                         --------------
                                                         Ken Peters
                                                         President

Date: December 19, 2000